Exhibit 99.1

GENERAL MOTORS SECOND-QUARTER 2018 EARNINGS

GM Reports Income of $2.4 Billion and EBIT-adjusted of $3.2 Billion

- Profitable in all core operating segments
- Second consecutive quarter of records for China equity income of $0.6B and GM Financial EBT-adj. of $0.5B
- Results adversely impacted by commodity pricing, and foreign currency devaluations in South America

Q2 2018 RESULTS OVERVIEW

FROM CONTINUING OPERATIONS

	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted
GAAP	$36.8 B	$2.4 B	$4.0 B	$1.66
Vs. Q2 2017	(0.6)%	(2.8)%	$(1.2) B	+ 3.8%
	EBIT-adj. Margin	**EBIT-adj.**	**Adj. Auto FCF**	**EPS Diluted-adj.**
Non-GAAP	8.7%	$3.2 B	$2.6 B	$1.81
Vs. Q2 2017	(1.3) pts	(13.3)%	$(0.2) B	(4.2)%

"We faced significant external challenges, but delivered solid results this quarter. The fundamentals of our business are strong and we remain focused on our plan – delivering great vehicles, developing technologies to transform personal mobility and creating long-term shareholder value."

– Mary Barra, Chairman and CEO

Q2 UPDATE

GM's full-size truck plants continued to run at more than 100-percent, two-shift capacity to meet demand and maintain inventory for current-generation pickups during the transition to all-new full-size pickups.

The launches of the all-new 2019 Chevrolet Silverado and GMC Sierra remain on track, with the first highly contented crew cab deliveries to customers expected in early August.

Rising second-quarter U.S. sales and market share were driven by strong deliveries of trucks, SUVs and crossovers. Cadillac will launch the XT4 this fall.

In China, record second-quarter equity income of $592 million was driven by record sales, led by the Baojun and Cadillac brands.

At GM Financial, 12-percent growth in earning assets and continued loyalty performance contributed to strong results as EBT-adjusted rose to a record $536 million.



2019 Chevrolet Silverado

2018 FULL-YEAR GUIDANCE UPDATE

Recent and significant increases in commodity costs and unfavorable foreign exchange impact of the Argentine peso and Brazilian real have negatively affected business expectations. Because the company anticipates these headwinds will continue through the second half of 2018, it has revised its full-year outlook to the following:

- EPS diluted of approximately $5.14
- EPS diluted-adjusted of approximately $6
- Auto Operating Cash Flow to approximately $11.5 billion
- Adjusted Auto Free Cash Flow to approximately $4 billion

SEGMENT RESULTS (EBIT-ADJUSTED - $B)

North America		International		GM Cruise		GM Financial (EBT)	
Q2 18	Q2 17	Q2 18	Q2 17	Q2 18	Q2 17	Q2 18	Q2 17
2.7	3.5	**0.1**	0.3	**(0.2)**	(0.2)	**0.5**	0.4
EBIT-adj. and margin of 9.4% reflect the unfavorable impact of rising commodity costs.		Results include record China equity income of $0.6 billion, partially offset by unfavorable FX in South America.		GM Cruise results were on plan, reflecting continued spending on autonomous as the company moves to commercialization.		Record EBT-adjusted, as earning assets grew 12% to $90.4 billion, supporting expected long-term earnings growth.	

> **"Our operating performance was impacted by significant headwinds from commodity costs and currency devaluations in South America. For the rest of the year we will focus on flawlessly executing our full-size truck launches and continue managing the business with discipline in a more challenging environment."**
>
> ***– Chuck Stevens, Executive Vice President and CFO***

Q2 VEHICLE SALES

In the United States, GM delivered more than 758,000 vehicles in the second quarter, up 4.6 percent, ahead of an industry increase of 2.2 percent. Market share rose 0.4 percentage points driven by very strong truck, SUV and all-new crossover sales. GM reduced inventory levels by 193,000 year over year – an 83 days supply compared to 105 days supply a year ago.

Chevrolet and GMC pickup sales were up 21 percent and the brands' large SUVs were up 22 percent versus a year ago in the U.S. Average transaction prices of the 2018 Chevrolet Traverse climbed nearly $7,000, or more than 20 percent, while the segment average was up just 1 percent in the first half of the year.

GM China delivered more than 858,000 vehicles in the second quarter. Deliveries in the first half of 2018 grew 4.4 percent, an all-time high for the period. Baojun and Cadillac achieved record sales in the second quarter, up 6 percent and 19 percent respectively. Chevrolet continued to post double-digit growth of 22 percent. For more details on GM's global sales, click here.

ZERO CRASHES, ZERO EMISSIONS, ZERO CONGESTION

The SoftBank Vision Fund announced it will invest $2.25 billion in GM Cruise, valuing the company at $11.5 billion. GM also invested $1.1 billion in GM Cruise. The investments are expected to provide the capital necessary to reach commercialization at scale beginning in 2019.

GM continued its path toward an all-electric future, announcing an agreement with Honda to develop advanced battery components. Honda will source the modules from GM.

PRODUCT LAUNCHES

In June, Chevrolet revealed the all-new 2019 Blazer as the newest member of the industry's broadest, freshest crossover and SUV lineup. Positioned between the Equinox and Traverse, the 2019 Blazer will offer unique design elements that appeal to customers seeking distinctive styling and outstanding utility.



2019 Chevrolet Blazer

GM China introduced the Baojun 530 SUV, Baojun 360 MPV, all-new Buick Excelle, and Wuling Rong Guang Mini Pickup. In the second half of the year, GM China will introduce 10 new models, including the Cadillac XT4. In addition, GM China is on track to deliver 20 new energy vehicle models by 2023.

LIQUIDITY ($B)

(excludes GM Financial)

	Q2 18	Q4 17
Cash and Current Marketable Securities (includes GM Cruise)	**18.0**	19.6
Total Liquidity	**32.1**	33.6

CONTACTS

Media

Tom Henderson
GM Finance Communications
313-410-2704
tom.e.henderson@gm.com

Investors

Michael Heifler
GM Investor Relations
313-418-0220
michael.heifler@gm.com

GENERAL MOTORS

General Motors (NYSE:GM) is committed to delivering safer, better and more sustainable ways for people to get around. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Cadillac, Chevrolet, Baojun, Buick, GMC, Holden, Jiefang and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, Maven, its personal mobility brand, and Cruise, its autonomous vehicle ride-sharing company, can be found at http://www.gm.com.

Cautionary Note on Forward-Looking Statements.

This presentation and related comments by management may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of crossovers, SUVs and full-size pickup trucks; (3) our ability to reduce the costs associated with the manufacture and sale of electric vehicles; (4) the volatility of global sales and operations; (5) our significant business in China which subjects us to unique operational, competitive and regulatory risks; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) changes in government leadership and laws (including tax laws and regulations), economic tensions between governments and changes in international trade policies, new barriers to entry and changes to or withdrawals from free trade agreements, changes in foreign exchange rates, economic downturns in foreign countries, differing local product preferences and product requirements, compliance with U.S. and foreign countries' export controls and economic sanctions, differing labor laws and regulations and difficulties in obtaining financing in foreign countries; (8) our dependence on our manufacturing facilities; (9) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (10) prices of raw materials; (11) our highly competitive industry; (12) the possibility that competitors may independently develop products and services similar to ours despite our intellectual property rights; (13) security breaches and other disruptions to our vehicles, information technology networks and systems; (14) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (15) costs and risks associated with litigation and government investigations; (16) compliance with the terms of the Deferred Prosecution Agreement; (17) the cost and effect on our reputation of product safety recalls and alleged defects in products and services; (18) our ability to successfully and cost-efficiently restructure operations in various countries, including Korea, with minimal disruption to our supply chain and operations, globally; (19) our ability to realize production efficiencies and to achieve reductions in costs; (20) our ability to develop captive financing capability through GM Financial; and (21) significant increases in pension expense or projected pension contributions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our subsequent filings with the U.S. Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.